UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310
Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2018 Stock Incentive Plan

At the Assembly Biosciences, Inc. Annual Meeting of Stockholders held on May 30, 2018 (the “Annual Meeting”), the stockholders of Assembly Biosciences, Inc. (the “Company”) approved the Assembly Biosciences, Inc. 2018 Stock Incentive Plan (the “2018 Plan”). The number of shares of common stock reserved for issuance under the 2018 Plan is 1,900,000.

A summary of the material terms of the 2018 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2018 (the “Proxy Statement”) and is incorporated herein by reference. That summary is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2018 ESPP

At the Annual Meeting, the Company’s stockholders approved the Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The 2018 ESPP provides for the purchase by employees of up to an aggregate of 400,000 shares of the Company’s common stock.

A summary of the material terms and conditions of the 2018 ESPP is set forth in the Proxy Statement and is incorporated herein by reference. That summary is qualified in its entirety by reference to the full text of the 2018 ESPP, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

(b)

Departure of David J. Barrett

On March 8, 2018, the Company reported that Graham Cooper had been appointed to serve as the Company’s Chief Financial Officer and Chief Operating Officer and also to serve as the Company’s principal financial officer and principal accounting officer. Mr. Cooper replaced David Barrett in these positions as of March 8, 2018. The Company also reported that Mr. Barrett would continue as an employee in a strategic advisor role and that he would transition to a consulting role later in 2018.

In connection with Mr. Barrett’s transition to a consulting role, on May 31, 2018 (the “Separation Date”), the Company and Mr. Barrett entered into (1) a Separation Agreement and (2) a Consulting Agreement.

Under the terms of the Separation Agreement, Mr. Barrett is entitled to receive the following benefits: (1) continued payment of his final base salary, which is an annualized rate of $460,000, for 12 months following his separation of service; (2) immediate acceleration of vesting, as of the Separation Date, of all equity awards held by Mr. Barrett that would have become vested during the 12 months following the Separation Date; (3) extension of the exercise period for all vested stock options held by Mr. Barrett to the end of their term (generally ten years from their grant date); and (4) if Mr. Barrett properly elects COBRA, reimbursement of COBRA premiums for 18 months following the Separation Date or until Mr. Barrett becomes eligible to receive benefits under another employer’s health insurance.

The Consulting Agreement provides that Mr. Barrett will provide consulting services to the Company as a strategic advisor until November 30, 2019, unless earlier terminated by either party in accordance with the Consulting Agreement. As a consultant to the Company, Mr. Barrett will receive (a) a cash fee of approximately $38,333 per month for the first six months and (b) an award of 100,000 restricted stock units (“RSUs”) granted on June 1, 2018 under the Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan.

Subject to Mr. Barrett’s continuous service to the Company under the Consulting Agreement, the RSUs will vest in six equal quarterly installments beginning on August 31, 2018, with the RSUs becoming fully vested on November 30, 2019. Vested RSUs will be settled in three approximately equal installments on January 15, 2019, July 15, 2019 and January 15, 2020. If a change in control of the Company occurs prior to the last settlement date, all RSUs that have not settled as of such date shall be settled.

The descriptions of the Separation Agreement and Consulting Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Separation Agreement and Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved a proposal to adopt the Fourth Amended and Restated Certificate of Incorporation, which amends and restates the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock, par value $0.001 per share, from 50,000,000 shares to 100,000,000 shares and to make various other changes that do not affect the substantive rights of the Company’s stockholders, including removing language that is no longer relevant and conforming certain provisions of the Certificate of Incorporation more closely to their corresponding sections of the Delaware General Corporation Law. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 31, 2018. A copy of the Fourth Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2018, the matters listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting through the solicitation of proxies, and the proposals are described in more detail in the Proxy Statement. The results of the stockholders’ votes are as follows:

1.	Anthony E. Altig, Mark Auerbach, Richard D. DiMarchi, Ph.D., Myron Z. Holubiak, Helen S. Kim, Alan J. Lewis, Ph.D., Susan Mahony, Ph.D., William R. Ringo, Jr. and Derek A. Small were each elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony E. Altig	17,877,801	126,345	1,416,678
Mark Auerbach	17,133,413	870,733	1,416,678
Richard DiMarchi, Ph.D.	17,952,283	51,863	1,416,678
Myron Z. Holubiak	17,058,931	945,215	1,416,678
Helen S. Kim	17,995,269	8,877	1,416,678
Alan J. Lewis, Ph.D.	17,342,923	661,223	1,416,678
Susan Mahony, Ph.D.	17,976,769	27,377	1,416,678
William R. Ringo, Jr.	15,667,817	2,336,329	1,416,678
Derek A. Small	17,994,215	9,931	1,416,678

2.	The stockholders approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation disclosed in the Proxy Statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
16,702,153	1,300,256	1,737	1,416,678

3.	The stockholders voted, on a non-binding advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officers’ compensation. Consistent with a majority of the votes cast with respect to this proposal and the recommendation of the Board, the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
17,091,558	282,816	628,055	1,717	1,416,678

4.	The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
19,411,525	7,714	1,585

There were no broker non-votes regarding this proposal.

5.	The stockholders approved the amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares.

Votes For	Votes Against	Abstentions
16,340,495	2,661,226	419,103

There were no broker non-votes regarding this proposal.

6.	The stockholders approved the Assembly Biosciences, Inc. 2018 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,337,006	3,262,078	405,062	1,416,678

7.	The stockholders approved the Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,976,463	26,581	1,102	1,416,678

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation, dated May 31, 2018.
10.1	Assembly Biosciences, Inc. 2018 Stock Incentive Plan.
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2018 Stock Incentive Plan.
10.3	Form of Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement under the 2018 Stock Incentive Plan.
10.4	Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation, dated May 31, 2018.
10.1	Assembly Biosciences, Inc. 2018 Stock Incentive Plan.
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2018 Stock Incentive Plan.
10.3	Form of Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement under the 2018 Stock Incentive Plan.
10.4	Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer